Daily Cash Accumulation Fund, Inc.
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 12/31/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  12/26/96                           .0001314
                  12/27/96                           .0001320
                  12/28/96                           .0001320
                  12/29/96                           .0001321
                  12/30/96                           .0001325
                  12/31/96                           .0001363
                  01/01/97                           .0001363

                  Seven Day
                    Total:                           .0009326


         Current Yield:                     $0.0009326/7 x 365 = 4.86%


                                                       365/7
         Effective Yield:           (.0009326 + 1)      - 1  = 4.98%